(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Mutual Funds and ING Mayflower Trust

We consent to the use of our report dated December 30, 2008, incorporated herein by reference, on ING Mutual Funds, and ING International Value Fund, a series of ING Mayflower Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
February 26, 2009